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EXHIBIT 23.6

CONSENT

        We consent to the use in this Registration Statement of Vital Living, Inc. on Form SB-2/A to the reference to us under the heading "Experts" in such Prospectus, which is a part of this Registration Statement.

/s/ Atlas Capital Services, LLC

New York, New York
June 10, 2004

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CONSENT